Exhibit 99.1

Investor Relations Contact:

Michael Haase

Workday

(925) 951-9005

Michael.Haase@Workday.com

Media Contact:

Eric Glass

Workday

(415) 432-3056

Eric.Glass@Workday.com

Workday Announces Fiscal 2013 Third Quarter Financial Results

Total Revenue of $72.6 Million, Up 99% Year Over Year

Subscription Revenue of $51.6 Million, Up 116% Year Over Year

PLEASANTON, Calif. — Nov. 28, 2012 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for human resources and finance, today announced financial results for the third quarter of fiscal 2013:

•	Total revenues were $72.6 million, an increase of 99% from the third quarter of fiscal 2012. Subscription revenues were $51.6 million, an increase of 116% from same period last year.

•

Operating loss for the third quarter was $40.9 million, compared to an operating loss of $19.4 million in the same period last year. Non-GAAP operating loss for the third quarter was $23.5 million, compared to a non-GAAP operating loss of $18.3 million last year.[1]

•

Net loss for the quarter was $41.3 million, compared to a net loss of $19.7 million in the third quarter of fiscal 2012. Non-GAAP net loss for the third quarter was $23.9 million, compared to a non-GAAP net loss of $18.6 million last year.[1]

•

Net loss per basic and diluted share for the third quarter was $0.67, compared to a loss per basic and diluted share of $0.66 in the third quarter of fiscal 2012. The third quarter non-GAAP loss per basic and diluted share was $0.39, compared to a non-GAAP loss per basic and diluted share of $0.63 during the same period last year.[1]

•

Operating cash flows were a negative $9.4 million in the third quarter and a negative $1.4 million for the trailing twelve months. Free cash flows were a negative $23.8 million in the third quarter and a negative $32.2 million for the trailing twelve months.[2]

Cash, cash equivalents and marketable securities were $797.4 million as of October 31, 2012 and include net proceeds from our October initial public offering of $684.6 million. Unearned revenue was $252.2 million, a 64% increase from last year.

“Workday had a strong third quarter, and we continue to make great strides as we build for the long term,” said Aneel Bhusri, chairman, co-founder, and co-CEO, Workday. “Our pace of innovation, high levels of customer satisfaction, and employee-centric culture are key contributors to our growth. With these differentiators we see more companies choosing Workday to bring HR, finance, and analytics to the cloud.”

“Workday is well positioned for growth as a leader in cloud-based human capital management and financial management applications,” said Mark Peek, chief financial officer, Workday. “Fiscal 2013 fourth quarter revenues are expected to be in the range of $75 and $79 million, or growth of 74-83% as compared to the prior year. Fourth quarter subscription revenues are anticipated to be within a range of $56 and $58 million.”

Recent Highlights

•	In the third quarter, Workday added several significant customers, including DuPont, Johnson Controls, and Yale University, as well as J.B. Hunt for Financial Management.

•	In August, Workday delivered Workday Time Tracking, a new global time and attendance application that enables enterprises to collect, process, and manage time and labor for their global workforce.

•

At Workday Rising, the company’s annual customer conference, Workday announced it is building two new applications. Workday Big Data Analytics, expected to be available in the second half of 2013, will enable customers to make more informed business decisions based on a holistic view of workforce and financial information. Workday Recruiting, expected to be available in the first half of 2014, is designed to transform the recruiting process by delivering a complete talent acquisition solution for hiring teams.

Workday plans to host a conference call today to review its fiscal 2013 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

[1]

Non-GAAP operating results, net loss, and net loss per share for the fiscal third quarters of 2012 and 2013 exclude share-based compensation, and for the fiscal 2013 third quarter, also exclude a one-time charge related to our contribution of 500,000 shares to the Workday Foundation. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

[2]

Free cash flows are defined as operating cash flows minus capital expenditures and property and equipment acquired under capital lease. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for human resources and finance. Founded in 2005, Workday delivers Human Capital Management, Financial Management, and analytics applications designed for the world’s largest organizations. Hundreds of companies, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s fourth quarter revenue and subscription revenue projections, and our expectations for future applications. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) our ability to manage our growth effectively; (v) our limited operating history, which makes it difficult to predict future results; (vi) the development of the market for enterprise cloud services; (vii) acceptance of our applications and services by customers; (viii) breaches in our security measures or unauthorized access to our customers’ data; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission, including our registration statement on Form S-1 and our future reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday, Inc. services should make their purchase decisions based upon services, features and functions that are currently available.

© 2012. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	October 31, 2012	January 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$442,980	$57,529
Marketable securities	354,397	53,634
Accounts receivable, net of allowance for doubtful accounts of $778 at October 31, 2012 and $261 at January 31, 2012	61,099	54,467
Deferred costs	8,636	9,450
Prepaid expenses and other current assets	14,542	8,092

Total current assets	881,654	183,172
Property and equipment, net	39,760	25,861
Deferred costs, noncurrent	17,060	13,156
Goodwill and intangible assets, net	8,509	8,578
Other assets	3,165	1,871

Total assets	$950,148	$232,638

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,481	$2,730
Accrued expenses and other current liabilities	14,925	6,808
Accrued compensation	22,487	13,891
Capital leases	6,946	3,561
Capital leases with related party	2,634	3,514
Unearned revenue	164,421	114,734

Total current liabilities	214,894	145,238
Capital leases, noncurrent	17,144	6,594
Capital lease with related party, noncurrent	289	2,047
Unearned revenue, noncurrent	87,742	73,363
Other liabilities	14,578	10,051

Total liabilities	334,647	237,293
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value; no shares and 31 million shares authorized as of October 31, 2012 and January 31, 2012; no shares and 30 million shares issued and outstanding as of October 31, 2012 and January 31, 2012 with liquidation preference of $174,340 as of January 31, 2012	—	170,906
Stockholder’s equity (deficit):
Convertible preferred stock, $0.001 par value; no shares and 68 million shares authorized as of October 31, 2012 and January 31, 2012; no shares and 68 million shares issued and outstanding as of October 31, 2012 and January 31, 2012 with liquidation preference of $93,716 as of January 31, 2012	—	68
Preferred Stock, $0.001 par value; 10 million shares authorized and no shares issued and outstanding as of October 31, 2012	—	—
Class A common stock, $0.001 par value; 750 million shares authorized as of October 31, 2012 and 26 million shares issued and outstanding as of October 31, 2012	26	—
Class B common stock $0.001 par value; 240 million shares authorized as of October 31, 2012 and 140 million shares issued and outstanding as of October 31, 2012 (including 4 million shares, subject to repurchase, legally issued and outstanding as of October 31, 2012)	134	—
Common stock, $0.001 par value; no shares and 200 million shares authorized as of October 31, 2012 and January 31, 2012; no shares and 36 million shares issued and outstanding as of October 31, 2012 and January 31, 2012 (including 3 million shares, subject to repurchase, legally issued and outstanding as of January 31, 2012)	—	33
Additional paid-in capital	986,245	106,457
Accumulated other comprehensive income	32	3
Accumulated deficit	(370,936)	(282,122)

Total stockholders’ equity (deficit)	615,501	(175,561)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$950,148	$232,638

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues	$72,618	$36,450	$192,138	$91,269
Costs and expenses(1):
Costs of revenues	30,194	17,679	83,549	45,038
Research and development	28,075	16,404	72,413	43,727
Sales and marketing	32,584	18,215	87,051	47,774
General and administrative	22,633	3,594	36,310	10,083

Total costs and expenses	113,486	55,892	279,323	146,622
Operating loss	(40,868)	(19,442)	(87,185)	(55,353)
Other expense, net	(364)	(243)	(1,036)	(574)

Loss before provision for income taxes	(41,232)	(19,685)	(88,221)	(55,927)
Provision for income taxes	78	46	25	116

Net loss	(41,310)	(19,731)	(88,246)	(56,043)

Accretion of redeemable convertible preferred stock	(161)	(72)	(568)	(85)

Net loss attributable to common stockholders	$(41,471)	$(19,803)	$(88,814)	$(56,128)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.67)	$(0.66)	$(2.06)	$(1.93)

Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders	61,960	29,779	43,053	29,013

(1) Costs and expenses include share-based compensation as follows:

Costs of revenues	$609	$182	$1,101	$416
Research and development	1,300	306	2,227	751
Sales and marketing	970	233	1,838	533
General and administrative	3,273	389	4,714	1,056

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Cash flows from operating activities
Net loss	$(41,310)	$(19,731)	$(88,246)	$(56,043)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,461	2,522	11,938	6,250
Share-based compensation	6,152	1,110	9,880	2,755
Amortization of deferred costs	2,750	1,824	8,336	5,095
Donation of common stock to Workday Foundation	11,250		11,250
Other	11	15	41	45
Changes in operating assets and liabilities:
Accounts receivable	7,382	477	(6,632)	(17,251)
Deferred costs	(4,673)	(3,029)	(11,426)	(7,142)
Prepaid expenses and other assets	(3,395)	(2,149)	(7,744)	(4,151)
Accounts payable	(253)	(421)	73	391
Accrued and other liabilities	3,575	3,279	13,738	7,437
Unearned revenue	4,692	10,592	64,066	55,482

Net cash provided by (used in) operating activities	(9,358)	(5,511)	5,274	(7,132)

Cash flows from investing activities
Purchases of marketable securities	(288,659)	(2,497)	(374,599)	(11,924)
Maturities of marketable securities	19,845	5,005	72,785	8,606
Purchase of cost method investment	—	—	—	(1,000)
Purchases of property and equipment	(801)	(2,663)	(6,803)	(3,742)

Net cash used in investing activities	(269,615)	(155)	(308,617)	(8,060)

Cash flows from financing activities
Proceeds of initial public offering, net of issuance costs	684,620	—	684,620	—
Proceeds from exercise of stock options	2,955	1,028	10,085	4,198
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	81,473	—	81,473
Principal payments on capital lease obligations	(1,483)	(366)	(3,274)	(366)
Principal payments on capital lease obligations with related party	(886)	(831)	(2,638)	(2,582)

Net cash provided by financing activities	685,206	81,304	688,793	82,723
Effect of exchange rate changes	6	2	1	8

Net increase in cash and cash equivalents	406,239	75,640	385,451	67,539
Cash and cash equivalents at the beginning of period	36,741	22,411	57,529	30,512

Cash and cash equivalents at the end of period	$442,980	$98,051	$442,980	$98,051

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

For the Three Months Ended October 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Equity Grant to Workday Foundation	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues	$30,194	$(609)	$—	$29,585
Research and development	28,075	(1,300)	—	26,775
Sales and marketing	32,584	(970)	—	31,614
General and administrative	22,633	(3,273)	(11,250)	8,110
Operating loss	(40,868)	6,152	11,250	(23,466)
Operating margin	(56.2%)	8.4%	15.5%	(32.3%)
Loss before provision for income taxes	(41,232)	6,152	11,250	(23,830)
Provision for income taxes	78	—	—	78
Net loss	$(41,310)	6,152	11,250	$(23,908)
Net loss per share attributable to common stockholders, for Class A and Class B, basic and diluted (1)	$(0.67)	$0.10	$0.18	$(0.39)

(1)	– Calculated based upon 61,960 basic and diluted weighted-average shares of Class A and Class B common stock

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

For the Three Months Ended October 31, 2011

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues	$17,679	$(182)	$17,497
Research and development	16,404	(306)	16,098
Sales and marketing	18,215	(233)	17,982
General and administrative	3,594	(389)	3,205
Operating loss	(19,442)	1,110	(18,332)
Operating margin	(53.3%)	3.0%	(50.3%)
Loss before provision for income taxes	(19,685)	1,110	(18,575)
Provision for income taxes	46	—	46
Net loss	$(19,731)	1,110	$(18,621)
Net loss per share attributable to common stockholders, for Class A and Class B, basic and diluted (1)	$(0.66)	$0.03	$(0.63)

(1)	– Calculated based upon 29,779 basic and diluted weighted-average shares of Class A and Class B common stock

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

For the Nine Months Ended October 31, 2012

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Equity Grant to Workday Foundation	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues	$83,549	$(1,101)	$—	$82,448
Research and development	72,413	(2,227)	—	70,186
Sales and marketing	87,051	(1,838)	—	85,213
General and administrative	36,310	(4,714)	(11,250)	20,346
Operating loss	(87,185)	9,880	11,250	(66,055)
Operating margin	(45.4%)	5.1%	5.9%	(34.4%)
Loss before provision for income taxes	(88,221)	9,880	11,250	(67,091)
Provision for income taxes	25	—	—	25
Net loss	$(88,246)	$9,880	$11,250	$(67,116)
Net loss per share attributable to common stockholders, for Class A and Class B, basic and diluted (1)	$(2.06)	$0.23	$0.26	$(1.57)

(1)	– Calculated based upon 43,053 basic and diluted weighted-average shares for Class A and Class B common stock

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

For the Nine Months Ended October 31, 2011

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Non-GAAP as adjusted
Costs and expenses:
Costs of revenues	$45,038	$(416)	$44,622
Research and development	43,727	(751)	42,976
Sales and marketing	47,774	(533)	47,241
General and administrative	10,083	(1,056)	9,027
Operating loss	(55,353)	2,756	(52,597)
Operating margin	(60.6%)	3.0%	(57.6%)
Loss before provision for income taxes	(55,927)	2,756	(53,171)
Provision for income taxes	116	—	116
Net loss	$(56,043)	$2,756	$(53,287)
Net loss per share attributable to common stockholders, for Class A and Class B, basic and diluted (1)	$(1.93)	$0.09	$(1.84)

(1)	– Calculated based upon 29,013 basic and diluted weighted-average shares for Class A and Class B common stock

Workday, Inc.

Revenue by Type

(in thousands)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues:
Subscription services	$51,576	$23,868	$130,698	$59,603
Professional services	21,042	12,582	61,440	31,666

Total revenues	$72,618	$36,450	$192,138	$91,269

Revenues:
Subscription services	71.0%	65.5%	68.0%	65.3%
Professional services	29.0%	34.5%	32.0%	34.7%

Total revenues	100.0%	100.0%	100.0%	100.0%

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

Three Months Ended October 31, 2012
GAAP cash flows from operating activities	$(9,358)
Capital expenditures	(801)
Property and equipment acquired under capital lease	(13,663)

Free cash flows	$(23,822)

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

Trailing Twelve Months Ended October 31, 2012
GAAP cash flows from operating activities	$(1,369)
Capital expenditures	(8,060)
Property and equipment acquired under capital lease	(22,728)

Free cash flows	$(32,157)

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP operating margin, free cash flows and trailing twelve-month free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude share-based compensation and, for the third quarter of fiscal 2013, a one-time charge related to the contribution of 500,000 shares of common stock to the Workday Foundation. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures and assets acquired under a capital lease as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Workday’s operating performance due to the following factors:

•

Share-based compensation. Although share-based compensation is an important aspect of the compensation of Workday’s employees and executives, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing share-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

•

Equity Grant to Workday Foundation. During the third quarter of fiscal 2013, Workday granted 500,000 shares of common stock to the Workday Foundation. The Workday Foundation is a non-profit organization established to provide grants, humanitarian relief and employee matching contributions and support volunteerism and social development projects. This grant resulted in a one-time charge of $11.3 million, which was recorded to the General and administrative expenses line of the income statement. Management does not expect to make future grants of shares to the Foundation and therefore considers this charge non-recurring. As such, Management believes it is useful to exclude this one-time charge in order to better understand the ongoing expenses of our core business and to facilitate comparison of our results across periods.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from operations after deducting capital expenditures, whether purchased or leased, due to the fact that these expenditures are considered to be an ongoing operational component of our business. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.